Exhibit 4.5

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
CUSIP

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED             , 2015 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., THE INFORMATION AGENT.

VOLTARI CORPORATION

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights

including a basic subscription right to purchase                  shares of common stock, $0.001 par value per share of Voltari Corporation and an over-subscription privilege

Subscription Price:	$ per Share, if the holder hereof purchases less than 1,300,000 shares of Common Stock in this Rights Offering.

$ per Share, if the holder hereof purchases 1,300,000 shares of Common Stock or more in this Rights Offering.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON             , 2015, UNLESS EXTENDED BY THE BOARD OF DIRECTORS OF THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (the “Rights”) set forth above. Each whole subscription right entitles the holder thereof to subscribe for and purchase                  shares of common stock, $0.001 par value per share (the “Basic Subscription Right”) pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificate” accompanying this Subscription Rights Certificate.

If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of subscription rights pursuant to the exercise of their Basic Subscription Rights, any rights holder that exercises its Basic Subscription Rights may subscribe for a number of unsubscribed shares, pursuant to the terms and conditions of the Rights Offering, subject to proration and certain limitations, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock in accordance with the “Instructions as to Use of Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Voltari Corporation and the signatures of its duly authorized officers.

Dated:

Chairman	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

Holders who exercise their Basic Subscription Rights or Over-Subscription Privilege to purchase less than 1,300,000 shares in this Rights Offering will pay a price of $             per whole share (the “ordinary subscription price”). Holders who exercise their Basic Subscription Rights or Over-Subscription Privilege to purchase 1,300,000 shares or more in this Rights Offering will pay a price of $             per whole share (the “premium subscription price”). If a holder exercises its Basic Subscription Rights or Over-Subscription Privilege to purchase 1,300,000 shares or more in this Rights Offering, but such holder owns less than 33% of the Company’s issued and outstanding common stock following completion of this rights offering, such holder will be refunded, without interest or penalty, as soon as practicable following the closing of the Rights Offering, the difference between the premium subscription price and the ordinary subscription price with respect to the shares purchased by such holder in this Rights Offering.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for	shares x$	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

I apply for	shares x$	= $
(no. of new shares)	(subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer FBO Voltari Corporation, with reference to the rights holder’s name.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

Subject to any applicable state law restrictions, the subscription rights are transferable. Holders of subscription rights are responsible for complying with any such state law restrictions. RESIDENTS OF ARIZONA SEEKING TO TRANSFER THEIR SUBSCRIPTION RIGHTS MUST DO SO THROUGH A REGISTERED BROKER DEALER OR OTHERWISE IN COMPLIANCE WITH ARIZONA LAW.

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received             of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #
Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the common stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I represent, acknowledge and agree that (i) the Company may limit the number of shares I may purchase (pursuant to my Basic Subscription Rights or Over-Subscription Privilege) pursuant to the limitations set forth in the Prospectus; (ii) the Company may limit or refuse subscriptions from some subscribers and not others; (iii) the Company may void and cancel the issuance of certain shares pursuant to the limitations set forth in the Prospectus; (iv) I will not own 33% or more of the Company’s issued and outstanding common stock following completion of this Rights Offering, unless I pay the premium subscription price for all shares that I purchase in this Rights Offering; and (v) any purported exercise of Rights in violation of the terms of this Rights Offering, including but not limited to the terms set forth in the Prospectus and the subscription documents, will be void and of no force and effect.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF THE SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT D.F. KING & CO., THE INFORMATION AGENT, AT (866) 796-1290, OR YOUR BANK OR BROKER.